UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 5, 2007 (March 29, 2007)
Park National Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 North Third Street, Newark, Ohio	43055

(Address of principal executive offices)	(Zip Code)
(740) 349-8451

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events.
     As previously reported under the caption “Pending Merger with Vision Bancshares, Inc.” in “ITEM 1. BUSINESS” of the Annual Report of Park National Corporation (“Park”) on Form 10-K for the fiscal year ended December 31, 2006 (the “2006 Form 10-K”) and under the caption “Other Transactions and Relationships with Mr. Sizemore” in “Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” of the Current Report on Form 8-K filed by Park on March 15, 2007, in anticipation of the consummation of the merger (“Merger”) of Vision Bancshares, Inc. (“Vision”) with and into Park, which Merger was effective as of 6:00 p.m., Eastern Standard Time, on March 9, 2007, the Park Board of Directors approved the following purchases by Vision Bank, an Alabama banking corporation which became a wholly-owned subsidiary of Park as a result of the Merger (“Vision Alabama”), and Vision Bank, a Florida banking corporation which also became a wholly-owned subsidiary of Park as a result of the Merger (“Vision Florida”):
•	the purchase by Vision Alabama of the real property associated with Vision Alabama’s branch location in Gulf Shores, Alabama from Gulf Shores Investment Group, LLC (an Alabama limited liability company) for a purchase price of $2,400,000;

•	the purchase by Vision Alabama of the real property associated with Vision Alabama’s branch location in Orange Beach, Alabama from Gulf Shores Investment Group, LLC for a purchase price of $2,000,000;

•	the purchase by Vision Alabama of the real property associated with Vision Alabama’s branch location in Elberta, Alabama from Elberta Holdings, LLC (an Alabama limited liability company) for a purchase price of $880,000; and

•	the purchase by Vision Florida of the real property associated with Vision Florida’s branch location in Panama City, Florida from Bay County Investment Group, LLC (a Florida limited liability company) for $2,975,000.
Each purchase price represented the average of the appraised values obtained on behalf of each of Park and Vision and was agreed upon by J. Daniel Sizemore (on behalf of Vision) and C. Daniel DeLawder (on behalf of Park) on February 2, 2007 and approved by the Vision Board of Directors and the ownership entity for each real property on that same date.
     The purchase of the real property associated with each branch location described above closed on March 29, 2007. Each branch location was purchased for cash.
     J. Daniel Sizemore, who became a director of Park in connection with the Merger and is the Chairman of the Board and Chief Executive Officer of both Vision Alabama and Vision Florida, is a member of each of Gulf Shores Investment Group, LLC, Elberta Holdings, LLC and Bay County Investment Group, LLC. Mr. Sizemore also served as the Chairman of the Board and Chief Executive Officer of Vision prior to the consummation of the Merger. As described under the caption “Pending Merger with Vision Bancshares, Inc.” in “ITEM 1. BUSINESS” of Park’s 2006

Form 10-K, certain additional directors and executive officers of Vision (prior to the consummation of the Merger) and Vision Alabama are members of Gulf Shores Investment Group, LLC and Elberta Holdings, LLC and certain additional directors and executive officers of Vision (prior to the consummation of the Merger) and Vision Florida are members of Bay County Investment Group, LLC. The following directors and executive officers of Vision (prior to the consummation of the Meger) and Vision Alabama are members of Gulf Shores Investment Group, LLC (each with a 1/15th proportionate ownership interest): Gordon Barnhill, Jr., R. J. Billingsley, Julian Brackin, Joe C. Campbell, William D. Moody, James R. Owen, Jr., Donald W. Peak, Rick A. Phillips, Daniel M. Scarbrough, MD, J. Daniel Sizemore, George W. Skipper, III, Thomas Gray Skipper, J. Douglas Warren, Patrick Willingham and Royce T. Winborne. J. Daniel Sizemore and James R. Owen, Jr. are both members of Elberta Holdings, LLC (each with a 1/3rd proportionate ownership interest). The following directors and executive officers of Vision (prior to the consummation of the Merger) and Vision Florida are members of Bay County Investment Group, LLC (each with a 1/23rd proportionate ownership interest): Warren Banach, Gordon Barnhill, Jr., Julian B. Brackin, R. J. Billingsley, James D. Campbell, DDS, Joe C. Campbell, Jr., Joey W. Ginn, Charles S. Isler, III, William D. Moody, James R. Owen, Jr., Donald W. Peak, Rick A. Phillips, Daniel M. Scarbrough, MD, George W. Skipper, III, Thomas Gray Skipper, J. Daniel Sizemore, J. Douglas Warren, Patrick Willingham, Lana Jane Lewis-Brent, Jimmy Patronis, Jr., John S. Robbins, Jerry F. Sowell, Jr., and James R. Strohmenger, MD.
     Prior to purchasing any of the properties described above, Vision Alabama and Vision Florida calculated their respective “capital stock and surplus” for purposes of 12 C.F.R. § 223.3 in order to confirm that the amount of the proposed “covered transaction,” when combined with other “covered transactions,” satisfied the limitations in respect of “covered transactions” set forth in Regulation W promulgated by the Federal Reserve Board. Park made an additional capital contribution to Vision Florida (in the amount of $4,700,000) to ensure that the limitations in respect of “covered transactions” were satisfied. Park made no additional capital contribution to Vision Alabama.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: April 5, 2007	By:	/s/ John W. Kozak

John W. Kozak Chief Financial Officer

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